Exhibit 8.1

List of Subsidiaries

Sapiens International Corporation B.V.: incorporated in the Netherlands

Sapiens Israel Software Systems Ltd.: incorporated in Israel

Sapiens Technologies (1982) Ltd.: incorporated in Israel

Sapiens Americas Corporation: incorporated in New York, US

Sapiens North America Inc.: incorporated in Ontario, Canada.

Sapiens (UK) Limited: incorporated in England

Sapiens France S.A.S.: incorporated in France

Sapiens Deutschland GmbH: incorporated in Germany

Sapiens Japan Co.: incorporated in Japan

Sapiens Software Solution (IDIT) Ltd.: incorporated in Israel

IDIT Europe N.V.: incorporated in Belgium

IDIT APAC PTY. Limited: incorporated in NSW, Australia

Sapiens (Singapore) Insurance Solution.: incorporated in Singapore

Sapiens Software Solution (Life and Pension) Ltd.: incorporated in Israel

Sapiens (UK) Insurance Software Solutions Limited: incorporated in the UK

Sapiens NA Insurance Solutions Inc.: incorporated in Delaware, US

Formula Insurance Solutions (FIS) France: incorporated in France

FIS- AU Pty Ltd.: incorporated in Australia

Neuralmatic Ltd.: incorporated in Israel